UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2004

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-27118	33-0557266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10188 Telesis Court, Suite 100 San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 799-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 19, 2005, Accelrys, Inc. (the “Company”) issued a press release announcing the appointment of David M. Sankaran as the company’s new senior vice president and chief financial officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Sankaran, 38, was vice president and corporate controller for Ocular Sciences, Inc., a contact lens manufacturer, from March 2004 to January 2005. From November 2002 to March 2004, Mr. Sankaran worked as a financial consultant to software companies. From 1999 to 2002 Mr. Sankaran was vice president of Investor Relations and, previously, vice president of Finance, Global Operations, for PeopleSoft, Inc., an enterprise software company.  From 1997 to 1999, Mr. Sankaran was vice president and corporate controller for Affymetrix, Inc., a genomics company.  From 1993 to 1997, he held positions of increasing responsibility at Chiron Corporation, a biopharmaceutical company. At Chiron, he served as division controller of Chiron Diagnostics, following corporate finance positions in financial planning and analysis and SEC reporting.  From 1988 to 1993, Mr. Sankaran worked at Raychem Corporation, an electronics manufacturer, and Arthur Andersen & Company, an accounting and consulting firm.  He earned a Bachelors of Science degree in Business from the University of Southern California and a Masters in Business Administration from St. Mary’s College.

As Accelrys’ senior vice president and chief financial officer, Mr. Sankaran will be paid an annual base salary of $225,000 and is eligible to participate in the Company’s management incentive bonus program. Mr. Sankaran has also been granted an option to purchase up to 100,000 shares of the Company’s common stock at an exercise price per share equal to $5.91, the closing sales price of the Company’s common stock on January 14, 2005 as reported by the Nasdaq Stock Market. The shares subject to the stock option will vest over a period of four years, subject to Mr. Sankaran’s continued employment with the company.  Mr. Sankaran is eligible for severance payments equal to six-months salary in the event he is involuntarily or constructively terminated (other than for gross misconduct).  Mr. Sankaran is also eligible for acceleration of all unvested options and other stock purchase rights in the event he is involuntarily or constructively terminated (other than for gross misconduct) two months prior to or 12 months following a change of control of Accelrys.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Accelrys, Inc. dated January 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/S/ Mark J. Emkjer
Mark J. Emkjer
President & Chief Executive Officer

Date:  January 20, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Accelrys, Inc. dated January 19, 2005.